M0386282v2
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12

                        GENEREX BIOTECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount Previously Paid:

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
                       GENEREX BIOTECHNOLOGY CORPORATION
                               33 Harbour Square
                                   Suite 202
                        Toronto, Ontario, Canada M5J 2G2

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD March 19, 2003


Dear Stockholder:

   You are cordially invited to attend the annual meeting of stockholders of Generex Biotechnology Corporation ("Generex") that will be held on Wednesday, March 19, 2003, at 10:00 a.m. (local time), at St. Lawrence Hall, 157 King Street East, Toronto, Ontario, Canada M5E 1C4, for the following purposes, as set forth in the accompanying proxy statement:

     1.   To elect seven directors;

     2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for Generex for the fiscal year ending July 31, 2003; and

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

   The Board of Directors has established the close of business on February 19, 2003 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

   YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

   You may revoke your proxy at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

                                  By order of the Board of Directors,


                                  /s/ Rose C. Perri
                                  -----------------
                                  Rose C. Perri
                                  Secretary

February 24, 2003

                       GENEREX BIOTECHNOLOGY CORPORATION

                                PROXY STATEMENT

General Information

   This proxy statement is provided to the stockholders of Generex Biotechnology Corporation ("Generex") in connection with the solicitation by the Board of Directors of Generex of proxies for use at the annual meeting of stockholders of Generex to be held on Wednesday, March 19, 2003, at 10:00 a.m. (local time), at St. Lawrence Hall, 157 King Street East, Toronto, Ontario, Canada M5E 1C4, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the appointment of Deloitte & Touche LLP as Generex's independent public accountants and on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are present members of the executive management of Generex.

   Any stockholder voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of Generex, by delivering a proxy bearing a later date or by attending the annual meeting in person and casting a ballot.

   Generex's principal executive offices are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, and its telephone number is (416) 364-2551. Proxy materials are first being mailed to stockholders beginning on or about February 24, 2003.

Shares Outstanding, Voting Rights and Vote Required

   Only stockholders of record at the close of business on February 19, 2003 are entitled to vote at the annual meeting. The only voting stock of Generex outstanding and entitled to vote at the annual meeting is its Common Stock, $.001 par value per share (the "Common Stock"). As of the close of business on February 6, 2003, 23,855,063 shares of Common Stock were outstanding. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Cumulative voting is not permitted under Generex's Restated Certificate of Incorporation.

   The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be counted in tabulating votes cast on the proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes will not be counted in tabulating votes cast on the proposals presented to stockholders. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting.

   Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the annual meeting and entitled to vote on the election of directors. The proposal to ratify the appointment of Deloitte & Touche LLP as Generex's independent public accountants requires the affirmative vote of a majority of the votes of the shares present or represented by proxy at the annual meeting and cast on such proposals. The Board of Directors recommends voting (1) FOR the election of the nominees named herein for directors; and (2) FOR the appointment of Deloitte & Touche LLP as Generex's independent public accountants for the fiscal year ending July 31, 2003.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)


   Seven directors are to be elected at the annual meeting of stockholders. All directors will be elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

   The persons named below have been designated by the Board of Directors as nominees for election as directors. All nominees currently serve as directors of Generex. The individuals named in the enclosed proxy intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

Name                       Age      Position Held with Generex
----                       ---      --------------------------
Gerald Bernstein, M.D.      69      Director, Vice-President, Medical Affairs
Anna E. Gluskin             50      President, Chief Executive Officer and Director
Michael Hawke, M.D.         60      Director
Peter Levitch               70      Director
Pankaj Modi, Ph.D.          47      Vice President, Research and Development and Director
Rose C. Perri               34      Chief Operating Officer, Treasurer, Secretary and Director
J. Michael Rosen            50      Director


Mr. E. Mark Perri, our former Chairman and Chief Financial Officer, passed away on November 6, 2002. Ms. Rose C. Perri serves as interim Chief Financial Officer.

   Gerald Bernstein, M.D. -- Director since October 2002. Dr. Gerald Bernstein was elected a Vice President of Generex effective as of October 1, 2001. Dr. Bernstein acts as a key liaison for Generex on medical and scientific affairs to the medical, scientific and financial communities and consults with Generex under a consulting agreement on research and medical affairs and on development activities. Dr. Bernstein has been an associate clinical professor at the Albert Einstein College of Medicine in New York and an attending physician at Beth Israel Medical Center, Lenox Hill Hospital and Montefiore Medical Center, all in New York. He is a former president of the American Diabetes Association.

   Anna E. Gluskin -- Director since September 1997. Ms. Gluskin has served as the President and Chief Executive Officer of Generex since October 1997. She held comparable positions with Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

   Michael Hawke, M.D. -- Director since March 2000. Dr. Hawke presently is a Professor in the Departments of Otolaryngology and Pathology at the University of Toronto, and is on the staff of the Departments of Otolaryngology at St. Joseph's Health Center, The Toronto Hospital and Mount Sinai Hospital, all located in Toronto. He has held these positions for more than the previous five years. Dr. Hawke has approximately thirty years experience as a medical researcher, educator and practitioner.

   Peter Levitch -- Director since October 2002. Mr. Levitch has been President of Peter Levitch & Associates, an independent consulting firm to health professionals since 1981. In this capacity, he advises companies through the various stages of the development of pharmaceuticals, medical devices, biologics and diagnostics, including clinical evaluation and the FDA regulatory approval phases. He has served as an advisor to more than 200 leading biotechnology and biological firms, including Amgen, Genentech, Immunex, DuPont, Baxter and Johnson and Johnson. Prior to 1981, Mr. Levitch was Vice President, Clinical and Regulatory Affairs at Oxford Research International Corp. and held senior positions managing the regulatory and clinical programs at Ortho Diagnostic Systems (a subsidiary of Johnson & Johnson).

   Pankaj Modi, Ph.D. -- Director since September 1997. Dr. Modi has served as Vice President, Research and Development of Generex since October 1997. Prior to that time, Dr. Modi was Director of Insulin Research for Generex Pharmaceuticals, Inc., a position he assumed in October 1996. Prior to joining Generex Pharmaceuticals,

Dr. Modi was engaged in independent research and was employed as a senior researcher at McMaster University in Hamilton, Ontario from February 1994 through October 1996.

   Rose C. Perri -- Director since September 1997. Ms. Perri has served as Treasurer and Secretary of Generex since October 1997, and as Chief Operating Officer since August 1998. She was an officer of Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

   J. Michael Rosen -- Director since August 2000. Mr. Rosen has been a principal in a number of related travel management and hotel marketing businesses since 1978. The principal companies in this group, all of which are headquartered in Ontario, are Uniworld Travel & Tours, Inc., Nevada Vacations, Inc., Casino Vacations, Inc. and Casino Tours, Inc. Mr. Rosen presently serves as the President or a Vice President, and the Chief Financial Officer, of each of these companies. Mr. Rosen is an accountant by training, and was engaged in the private practice of accounting prior to 1978.

   Generex entered into a joint venture with Elan Corporation, plc ("Elan") and certain affiliates of Elan in January 2001. Pursuant to a Securities Purchase Agreement dated January 16, 2001 between Generex, Elan and Elan International Services, Ltd. ("EIS"), a subsidiary of Elan, EIS has the right to nominate one director to Generex's Board of Directors for so long as EIS or its affiliates own at least 1.0% of the issued and outstanding shares of Common Stock. Dr. Ivan Lieberburg, previously a Generex board member, was the nominee of EIS thereunder. Dr. Lieberburg resigned effective August 1, 2002. EIS has not informed Generex of its nominee to replace Dr. Lieberburg or whether it intends to replace Dr. Lieberburg. Under the terms of the Securities Purchase Agreement, the EIS-nominated director may not in any event have more than 15% of the aggregate voting power of the Board of Directors as a whole.

   Dr. Modi holds the position of Vice President, Research and Development pursuant to a consulting agreement that was originally entered into as of October 1, 1996, that was amended and supplemented as of January 7, 1998 and that was further amended and supplemented as of December 31, 2000. An amendment to Dr. Modi's consulting agreement was approved by the Board of Directors in January 2002. Under the consulting agreement, Generex must use its best efforts to cause Dr. Modi to be nominated for election and elected a director of Generex for as long as the consulting agreement is in force. An amendment to Dr. Modi's consulting agreement was approved by the Board of Directors in January 2002 granting Dr. Modi cash bonuses upon the occurrence of certain events in connection with the extension of the joint venture to include Morphine. See "Director Compensation; Other Compensation" for information relating to Dr. Modi's consulting agreement.

   There are no family relationships among our officers and directors.

Other Key Employees and Consultants

   Slava Jarnitskii is our Financial Controller. He began his employment with Generex Pharmaceuticals in September 1996 and has been in the employment of Generex since its acquisition of Generex Pharmaceuticals in October 1997. Before his employment with Generex Pharmaceuticals, Mr. Jarnitskii received a Masters of Business Administration degree from York University in September 1996.

   Steven Peltzman is our Vice President, Business Development and Licensing. He was elected to this position in April of 2002. Mr. Peltzman has over thirty years of experience in finance and corporate and business development. Before his employment with Generex, Mr. Peltzman had been an officer in a number of companies, both publicly traded and privately owned, involved in a range of healthcare technologies, from biopharmaceutical companies to medical devices and diagnostics. Mr. Peltzman provides his services under a consulting agreement and is not a full-time employee of Generex.

                  The Board of Directors Recommends a Vote FOR
                    the Election of the Above-Named Nominees

                     PROPOSAL TO RATIFY THE APPOINTMENT OF
                             DELOITTE & TOUCHE LLP
                  AS GENEREX'S INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal 2)


   The Board of Directors of Generex has selected Deloitte & Touche LLP ("Deloitte & Touche") to serve as the independent public accountants to audit the financial statements of Generex and its subsidiaries for the fiscal year ending July 31, 2003. Deloitte & Touche served as Generex's independent public accountants for the audit of Generex's financial statements for the fiscal year ended July 31, 2001 and 2002. Representatives of Deloitte & Touche will attend the annual meeting and will be available to answer appropriate questions. They will have the opportunity to make a statement at the annual meeting if they desire.

   If the stockholders do not ratify the appointment of Deloitte & Touche as independent public accountants, the Audit Committee of the Board of Directors will investigate the reasons for the rejection by the stockholders and the Board of Directors will reconsider the appointment.

                  The Board of Directors Recommends a Vote FOR
               the Appointment of Deloitte & Touche As Generex's
    Independent Public Accountants for the Fiscal Year Ending July 31, 2003.

Fees Paid to Generex's Independent Public Accountants

   The following table sets forth the aggregate fees paid by Generex for the fiscal year ended July 31, 2002 to Deloitte & Touche:

        Audit Fees (1) ......................................................   $102,929
        Financial Information Systems Design
           and Implementation Fees (2) ......................................   $      0
        All Other Fees (3) ..................................................   $      0

---------------

(1) Includes the aggregate fees billed for professional services rendered by Deloitte & Touche for the audit of Generex's annual financial statements for the fiscal year ended July 31, 2002 and the reviews of financial statements included in Generex's Quarterly Reports on Form 10-Q for the 2002 fiscal year. This amount is shown in U.S. Dollars and was converted from Canadian dollars to U.S. dollars based on the exchange rate of $1.5290.

(2) No amounts were billed by Deloitte & Touche in fiscal 2002 for financial information systems design and implementation services.

(3) No amounts were billed by Deloitte & Touche in fiscal 2002 for any other services.

   The Audit Committee has determined that the fact that Generex was not billed by Deloitte & Touche for non-audit services in fiscal year 2002 is compatible with the independence of Deloitte & Touche as Generex's independent public accountants.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The business affairs of Generex are managed under the direction of the Board of Directors. During the fiscal year ended July 31, 2002, Generex's Board of Directors held four meetings and took action by unanimous consent five times. During the fiscal year ended July 31, 2002, all of the directors attended all of the Board of Directors meetings that were held.

   The Board of Directors has established two committees, the Audit Committee and the Compensation Committee.

   The Audit Committee was established on March 1, 2000, and met four times during the fiscal year ended July 31, 2002. During fiscal 2001, the Audit Committee was composed of Mr. Rosen, who was the Chairman of the Audit Committee, Dr. Hawke and Dr. Lieberburg. Dr. Lieberburg resigned effective August 1, 2002. All of the members of the Audit Committee attended all of the meetings that they were eligible to attend. The Audit Committee is currently composed of Mr. Rosen, who is the Chairman of the Committee, Dr. Hawke and Mr. Levitch. The Board of Directors has adopted an Audit Committee charter that specifies the duties of the Audit Committee. The Audit Committee Charter is attached as Exhibit A to this proxy statement.

   Generex's Common Stock is listed on the Nasdaq National Market and, therefore, Generex is governed by the applicable rules of the Nasdaq National Market. The listing requirements for Nasdaq National Market issuers require that each issuer's audit committee be comprised of three independent directors. Mr. Rosen, Dr. Hawke and Mr. Levitch meet the definition of independence under Rule 4200(a)(15) of the listing requirements.

   The Board of Directors intends to continue a search for at least one or more additional director who meets the definition of independence under the Nasdaq National Market listing requirements and intends to add at least one such additional director to the Board of Directors by the end of the current fiscal year.

   The Compensation Committee was formed on July 30, 2001 and met four times during the fiscal year ended July 31, 2002. During fiscal 2002, the Compensation Committee was composed of Dr. Hawke, who was the Chairman of the Compensation Committee, Mr. Rosen and Dr. Lieberburg. Dr. Lieberburg resigned effective August 1, 2002. All of the members of the Compensation Committee attended all of the meetings of the Compensation Committee. The Compensation Committee is currently composed of Dr. Hawke, who is the Chairman of the Committee, Mr. Rosen and Mr. Levitch.

Report of the Audit Committee

   The Audit Committee reviewed and discussed Generex's audited financial statements for the fiscal year ended July 31, 2002 with management. The Audit Committee discussed with Deloitte & Touche LLP, Generex's independent public accountants for the fiscal year ended July 31, 2002, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Deloitte & Touche LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Generex's Annual Report on Form 10-K for the fiscal year ended July 31, 2002.

                        Submitted by the Audit Committee

                          J. Michael Rosen (Chairman)
                              Michael Hawke, M.D.
                                 Peter Levitch

   The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the Securities and Exchange Commission (the "SEC") or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

Report of the Compensation Committee on Executive Compensation

   Dr. Hawke is the Chairman of the Compensation Committee and Mr. Levitch and Mr. Rosen are the other members of the Compensation Committee. Mr. Levitch became a member of the Compensation Committee in October 2002.

   Compensation Philosophy. The goals of Generex's compensation program are to attract and retain talented executives, to motivate these executives to achieve Generex's business goals, to align executive and stockholder interests and to recognize individual contributions as well as overall business results.

   The key elements of Generex's executive compensation are base salary, cash bonuses and stock options. While the elements of compensation are considered separately, the Compensation Committee ultimately looks to the value of the total compensation package provided by Generex to the individual executive. At the end of the fiscal year ended July 31, 2001, the Compensation Committee conducted a review of Generex's executive compensation program. This review included a comprehensive report from an independent executive compensation consultant and compared Generex's total executive compensation, including base salaries, cash bonuses and stock options, to a peer group of publicly traded biotechnology companies. The Compensation Committee continued to use this comprehensive information as a basis for 2002 compensation. For the fiscal year ended July 31, 2001, the Compensation Committee targeted total cash compensation for Generex executives to the median of the peer group. For the fiscal year ended July 31, 2002, the Compensation Committee targeted total cash compensation for executives at the higher end of the peer group. In setting this policy, the Compensation Committee took into account Generex's relatively lean management structure and the number of roles filled by each officer. Dr. Modi's compensation, however, was based on his contract that provides achievement based bonuses.

   Base Salaries. Prior to 2001, Generex historically paid very modest base salaries to its executive officers, relying on option grants to supplement the low base salaries. The Compensation Committee implemented increases for fiscal 2002 to bring the base salaries of Generex's executives in line with base salaries of Generex's principal competitors.

   Cash Bonuses. Cash bonuses were granted for fiscal 2002 in order to recognize and reward the executives of Generex for their performance and for the accomplishments achieved by Generex during fiscal 2002. The Compensation Committee adopted performance objectives for executive officers in fiscal 2002. Executive officer bonuses were based on the executive's position within Generex, Generex's attainment of the objectives and individual contributions to the attainment of the objectives. The Compensation Committee met to determine 2002 bonuses after Mr. Mark Perri's death. In determining bonuses for Ms. Gluskin and Ms. Rose Perri, the Compensation Committee also took into account the need to provide appropriate incentives to maintain a stable management team following Mr. Mark Perri's death. The Compensation Committee judged that the executive officer bonus awards for fiscal 2002 were consistent with each executive's level of accomplishment and appropriately reflected Generex's achievement of the objectives and the Compensation Committee's other goals.

   Stock Options. The purpose of stock option grants is to provide an additional incentive to Generex employees, including executive officers, to contribute materially to the growth of Generex. Stock options are granted to align the interests of the recipients with the interests of stockholders. During 2002, the Committee did not use option grants to compensate the current group of executives other than the grants required to be made to Dr. Modi under the terms of his consulting agreement.

   Chief Executive Officer Compensation. Ms. Gluskin's compensation for the fiscal year ended July 31, 2002, was determined in accordance with the compensation policies described above. Ms. Gluskin was paid a cash salary of approximately $350,000 and was granted a bonus of $125,000. This compensation package was considered fair and reasonable in view of Generex's attainment of the performance objectives, and Ms. Gluskin's substantial contributions to those accomplishments. The compensation paid to Ms. Gluskin for fiscal 2002 was considered to give appropriate incentives to Ms. Gluskin to continue to promote the strategic objectives of Generex and to enhance stockholder value.

   Deductibility of Compensation. Section 162(m) of the Internal Revenue Code does not allow public companies to take a Federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million for any such officer in any fiscal year. This limitation does not apply to compensation that qualifies as "performance-based compensation" under the Code. The Board of Directors believes that at the present time it is quite unlikely that the compensation paid to any executive officer will exceed $1 million in any fiscal year. Therefore, the Board of Directors has not taken any measures to date specifically to qualify any of the compensation paid to its executive officers as "performance-based compensation" under the Code.

                    Submitted by the Compensation Committee

                         Michael Hawke, M.D.(Chairman)
                                 Peter Levitch
                                J. Michael Rosen

   The foregoing Report of the Compensation Committee on Executive Compensation and the following Performance Graph shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

                            STOCK PERFORMANCE GRAPH


   Set forth below is a line graph comparing the cumulative total return on Generex's Common Stock with cumulative total returns of the Nasdaq National Market (U.S. Companies) and the Nasdaq Biotechnology Index for the period commencing February 5, 1998 (the date Generex's Common Stock was first listed for trading on the Nasdaq over-the-counter market) and ending on July 31, 2002. The graph assumes that $100 was invested on February 5, 1998, in Generex's Common Stock, the stocks in the Nasdaq National Market (U.S. Companies) and the stocks comprising the Nasdaq Biotechnology Index, and that all dividends were reinvested. Generex's Common Stock has been trading on the Nasdaq National Market since May 5, 2000.

                                   [graphic]

                                                                                February    July     July     July    July     July
                                                                                  1998      1998     1999     2000    2001     2002
                                                                                --------    -----   -----    -----    -----   -----
Generex Biotechnology Corporation ...........................................     100.0     130.2   106.3    126.0    141.7    37.3
Nasdaq Stock Market .........................................................     100.0     111.3   158.8    226.2    121.4    80.2
Nasdaq Biotechnology Index ..................................................     100.0     111.3   219.0    426.7    367.8   230.4

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that Generex's directors and executive officers, and any persons who own more than ten percent of the Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of Generex. Such persons are required by SEC regulations to furnish Generex with copies of all such reports that they file. To the knowledge of Generex, based upon its review of these reports, all Section 16 reports required to be filed by our directors and executive officers during the fiscal year ended July 31, 2002 were filed on a timely basis.

Item 11. Compensation Of Executive Officers And Directors

Compensation of Executive Officers

   The following table sets forth, for Generex's last three fiscal years, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") and the three most highly compensated executive officers of Generex other than the CEO whose salary and bonus payments exceeded $100,000 for the fiscal year ended July 31, 2002.

Summary Compensation Table

                                                                                           Long-Term Compensation
                                                                                     ----------------------------------
                                                       Annual Compensation                   Awards             Payouts
                                                ---------------------------------    -----------------------    -------
             Name and                                                     Other     Restricted    Securities                 All
            Principal                  Year                              Annual        Stock      Underlying                Other
             Position                 Ended     Salary ($)    Bonus     Compensa-    Award(s)       Options      LTIP     Compensa-
            ---------                July 31       (3)         ($)      tion ($)        ($)           (#)       Payouts    tion ($)
                                     -------    ----------   -------    ---------   ----------    ----------    -------   ---------
Anna E. Gluskin (1),                   2002      350,000     125,000        *               0             0           0          0
President and Chief                    2001      127,240     250,000        *               0             0           0          0
Executive Officer                      2000      105,385           0        *               0       300,000           0          0

E. Mark Perri (1),                     2002      270,000     100,000        *               0             0           0          0
Chief Financial Officer                2001       95,081     180,000        *               0             0           0          0
                                       2000      103,249           0        *               0       250,000           0          0

Rose C. Perri (1),                     2002      250,000     100,000        *               0             0           0          0
Chief Operating Officer,               2001       81,068     100,000        *               0             0           0          0
Treasurer and Secretary                2000       97,147           0        *               0       250,000           0          0

Pankaj Modi, Ph.D.(2),                 2002      262,500           0        *               0       150,000(4)        0          0
Vice President,                        2001      250,000     300,000        *               0       150,000           0          0
Research and                           2000       89,723       5,302        *               0       300,000           0          0
Development

Cash bonuses listed as paid with respect to services in any year are actually paid in the succeeding year.

---------------
* Perquisites and other personal benefits, securities or other property received by each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(1) Portions of the cash compensation paid to Ms. Gluskin, Mr. Mark Perri and Ms. Rose Perri are attributable to amounts paid indirectly through a management services agreement with a corporation of which, at July 31, 2002, Ms. Gluskin, Mr. Mark Perri and Ms. Rose Perri were equal owners.

(2) All of the cash compensation paid to Dr. Modi is paid indirectly to him through a corporation owned 100% by him.

(3) Cash compensation is stated in the table in U.S. dollars. To the extent any cash compensation was paid in Canadian dollars, it has been converted into U.S. dollars based on the weighted average Canadian/U.S. dollar exchange rate for the years ended July 31, 2002, 2001 and 2000, respectively.

(4) Granted on July 31, 2002 with effect as of July 31, 2002 pursuant to the terms of Dr. Modi's consulting agreement. These options were granted under the Generex Biotechnology Corporation 2001 Stock Option Plan.

Option Grants during the 2002 Fiscal Year

   The following tables set forth information related to options to purchase Common Stock granted to the chief executive officer (CEO) and the named executive officers during the fiscal year ended July 31, 2002.

                                                                                                Potential realizable value at
                                                                                                assumed annual rates of stock
                                                                Individual grants            price appreciation for option term
                                                           ---------------------------    -----------------------------------------
                                                                          Percent of
                                                           Number of     total options
                                                           Securities       granted
                                                           Underlying    to employees    Exercise
                         Name                               options        in fiscal       price     Expiration
                         ----                             granted (#)      year (%)       ($/Sh)        date       5% ($)   10% ($)
                                                          -----------    -------------   --------    ----------    ------   -------
Anna E. Gluskin .......................................           0            --             --         --            --        --
E. Mark Perri .........................................           0            --             --         --            --        --
Rose C. Perri .........................................           0            --             --         --            --        --
Pankaj Modi ...........................................     150,000(1)       31.5%         $2.19       7/31/07     90,758   200,533

---------------

(1) Granted on July 31, 2002 with effect as of July 31, 2002 pursuant to the terms of Dr. Modi's consulting agreement. These options were granted under the Generex Biotechnology Corporation 2001 Stock Option Plan.

Fiscal Year End Option Values

   No options were exercised by the CEO or the named executive officers during the fiscal year ended July 31, 2002. The following table provides information relating to the number and value of options held by the CEO and the named executive officers at fiscal year end.

                                                                          Number of securities
                                                                          underlying exercised         Value of unexercised
                                                                               options at                   options at
                                                                             July 31, 2001                 July 31, 2002
                                      Shares acquired      Value                  (#)                           ($)
                 Name                 on exercise (#)    realized ($)    Exerciseable/Unexercisable   Exerciseable/Unexercisable
                 ----                 ---------------    ------------    --------------------------   --------------------------
Anna E. Gluskin ..................        -0-               -0-                300,000/0                          0/0
E. Mark Perri ....................        -0-               -0-                250,000/0                          0/0
Rose C. Perri ....................        -0-               -0-                250,000/0                          0/0
Pankaj Modi ......................        -0-               -0-                600,000/0                     15,000/0

---------------

(1)  Based on the closing price of Common Stock ($2.29) at November 11, 2002.

Other Benefit Plans

   We have no long-term incentive plans or defined benefit or actuarial pension plans, and have not repriced any options previously granted to the above named officers.

Directors' Compensation; Other Compensation

   Dr. Hawke and Mr. Rosen, each outside directors, received $10,000 in the fiscal year ended July 31, 2002 for their services as a director to Generex. In addition, both Dr. Hawke and Mr. Rosen received $10,000 for their services as Compensation Committee Chairman and Audit Committee Chairman, respectively. Dr. Hawke was granted options on October 23, 2001 to purchase 30,000 shares of Common Stock and was granted options on May 18, 2001 to purchase 20,000 shares of Common Stock, all under the Generex Biotechnology Corporation 2001 Stock Option Plan (the "2001 Plan"), in recognition of his service as a director. Mr. Rosen was granted options on October 23, 2001, to purchase 30,000 shares of Common Stock and was granted options on May 18, 2001 to purchase 20,000 shares of Common Stock, all under the 2001 Plan, in recognition of his service as a director.

   Pursuant to an agreement between Mr. Levitch and Generex, Mr. Levitch received $10,000 upon joining the Board of Directors and will receive $10,000 at the end of each fiscal quarter, beginning with the quarter ending January 31, 2003, as partial consideration for his services as a member of the Audit Committee and Compensation Committee and his services as a director of Generex. In addition, under the agreement, Mr. Levitch was granted options exercisable for 20,000 shares of Common Stock in partial consideration for his service as a director of Generex. Mr. Levitch is also eligible to be considered for additional option grants to the same extent as the other outside directors of Generex.

   Dr. Modi is compensated through a consulting agreement that was originally entered into as of October 1, 1996, that was amended and supplemented as of January 7, 1998, and that was further amended and supplemented as of December 31, 2000. The parties to the agreement are Dr. Modi, Generex and Generex Pharmaceuticals, Inc., a wholly-owned subsidiary of Generex. An amendment to Dr. Modi's consulting agreement was approved by the Board of Directors in January 2002 granting Dr. Modi cash bonuses upon the occurrence of certain events in connection with the extension of the joint venture with Elan to include morphine. All references to the consulting agreement in the following discussion relate to the agreement, as amended and supplemented.

   Pursuant to the terms of the consulting agreement, Dr. Modi holds the position of Vice President, Research and Development of Generex and Generex Pharmaceuticals, and both Generex and Generex Pharmaceuticals are jointly and severally responsible for the payment to Dr. Modi of all amounts due under the consulting agreement. The agreement provides for Dr. Modi's term of service to extend through July 31, 2010, subject to termination without cause by Dr. Modi or Generex at any time after January 1, 2003 upon 12 months' prior written notice.

   In connection with amending and supplementing the consulting agreement in January 1998, Generex issued 1,000 shares of Special Voting Rights Preferred Stock ("Special Preferred Stock") to Dr. Modi, comprising all of the outstanding shares of Special Preferred Stock. Special Preferred Stock does not generally carry the right to vote, but does have the following special voting rights:

     o the holders of Special Preferred Stock have the right to elect a majority of Generex's Board of Directors if a change of control occurs; and

     o the holders of Special Preferred Stock have the right to approve any transaction that would result in a change of control.

A "change of control" is deemed to occur if Generex's founders (namely, Ms. Gluskin, Dr. Modi or Ms. Rose Perri), or directors appointed or nominated with the approval of Generex's founders, should cease to constitute at least 60% of Generex's directors, or if any person becomes either Chairman of the Board of Directors or Chief Executive Officer of Generex without the prior approval of the founders. If a change of control were to occur, Dr. Modi would thereafter be able to elect a majority of the directors. No change of control has occurred to date.

   The consulting agreement provides for an annual base compensation of $250,000 a year, effective as of August 1, 2000, subject to certain cost-of-living increases. In addition, Dr. Modi is entitled to receive certain bonus compensation during the term of the consulting agreement. During the first calendar quarter of 2001, a $300,000 bonus was paid to Dr. Modi in respect of Dr Modi's services in securing the development and license agreement between Generex and Eli Lilly and Company ("Lilly"). Dr. Modi will also receive certain additional bonus payments based upon the Lilly agreement or any similar agreements entered into by Generex for rights granted to third parties to develop, manufacture and/or market products based upon ideas, improvements, designs or discoveries made or conceived by Dr. Modi.

   The consulting agreement provides for Dr. Modi to be granted options to purchase 150,000 shares of Common Stock in each of the next ten fiscal years, starting with the fiscal year ended July 31, 2001. The options may be granted only under option plans of Generex that have been approved by the stockholders.

Compensation Committee Interlocks and Insider Participation

   Effective July 30, 2001, all decisions regarding executive compensation were made by the Compensation Committee of the Board of Directors. Dr. Hawke is Chairman of the Compensation Committee and Mr. Levitch and Mr. Rosen are the other members of the Compensation Committee.

   No executive officer of Generex has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a director of Generex (excluding entities that are wholly owned by one or more of the executive officers).

Existing Stock Compensation Plans

   The following table sets forth information, as of July 31, 2002, regarding our existing compensation plans and individual compensation arrangements pursuant to which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants and advisors) in exchange for consideration in the form of services:


                                                                                           Number of securities
                                                                                            remaining available
                                          Number of securities                              for future issuance
                                              to be issued          Weighted-average           under equity
                                            upon exercise of       exercise price of        compensation plans
                                          outstanding options,    outstanding options,     (excluding securities
                                           warrants and rights    warrants and rights    reflected in column (a))
Plan Category                             --------------------    --------------------   ------------------------
-------------                                      (a)                    (b)                       (c)
                                          --------------------    --------------------   ------------------------
Equity compensation
  plans approved by
  security holders
1998 Stock Option Plan                          1,292,500                $5.12                           0
2000 Stock Option Plan                          1,924,500                $7.70                      75,500
2001 Stock Option Plan                          1,665,159                $8.73                   2,334,841
                                                ---------                -----                   ---------
Total                                           4,882,159*               $8.68                   2,410,341
Equity compensation
  plans not approved by
  security holders                                      0                    0                           0
    Total                                       4,882,159                $8.68                   2,410,341

---------------
* Does not include 125,000 options granted to consultants in 2001 that were not granted pursuant to a stock option plan.

Security Ownership Of Certain Beneficial Owners And Management

   The tables on the following pages set forth information regarding the beneficial ownership of the Common Stock by:

     o  Our executive officers and directors;

     o  All directors and executive officers as a group; and

     o Each person known to us to beneficially own more than five percent (5%) of our outstanding shares of Common Stock.

   The information contained in these tables is as of February 6, 2003. At that date, Generex had 23,855,063 shares of Common Stock outstanding. In addition to Common Stock, Generex has outstanding 1,000 shares of Special Voting Rights Preferred Stock. All of the shares of Special Voting Rights Preferred Stock are owned by Dr. Pankaj Modi. In connection with Generex's joint venture with Elan, Generex issued 1,000 shares of Series A Preferred Stock to an affiliate of Elan. Including dividends issued on Series A Preferred Stock through
January of 2003, there are 1,123 shares of Series A Preferred Stock outstanding. All of the Series A Preferred Stock is presently held of record by an affiliate of Elan.

   A person is deemed to be a beneficial owner of shares if he or she has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days.

                              BENEFICIAL OWNERSHIP



                        Name of
                    Beneficial Owner                      Number of   Percent of
                   -----------------                       Shares        Class
                                                          ---------   ----------
(i) Directors and Executive Officers

Gerald Bernstein, M.D. ..............................       10,159(1)      *
Anna E. Gluskin .....................................    1,603,794(2)    3.9%
Michael Hawke, M.D. .................................      135,000(3)      *
Peter Levitch .......................................       69,483(4)      *
Pankaj Modi, Ph.D. ..................................    1,700,200(5)    4.6%
Rose C. Perri .......................................    4,700,202(6)   15.5%
J. Michael Rosen ....................................      148,730(7)      *
Officers and directors as a group ...................    8,367,568(8)   24.7%

(ii) Other Beneficial Owners (and their addresses)

Protius Overseas Limited ............................    1,139,588(9)    4.7%
P.O. Box 17512-14
Finch Road Douglas
Isle of Man, IM99

Cranshire Capital, L.P. .............................          (9)       (9)
666 Dundee Road, Suite 1901
Northbrook, IL 60062

Downsview Capital, Inc. .............................          (9)       (9)
666 Dundee Road, Suite 1901
Northbrook, IL 60062

JMJ Capital, Inc. ...................................          (9)       (9)
666 Dundee Road, Suite 1901
Northbrook, IL 60062

EURAM Cap Strat. "A" Fund Limited ...................          (9)       (9)
666 Dundee Road, Suite 1901
Northbrook, IL 60062

Mitchell P. Kopin ...................................          (9)       (9)
666 Dundee Road, Suite 1901
Northbrook, IL 60062

EBI, Inc. In Trust ..................................    1,441,496(10)   6.0%
c/o Miller & Simons
First Floor, Butterfield Square
P.O. Box 260
Providencials
Turks and Caicos Islands
British West Indies

GHI, Inc. In Trust ..................................    1,907,334(11)   8.0%
c/o Miller & Simons
First Floor, Butterfield Square
P.O. Box 260
Providencials
Turks and Caicos Islands
British West Indies

Smallcap World Fund, Inc. ...........................    1,243,467(12)   5.2%
c/o Capital Research and
Management Company
333 South Hope Street
Los Angeles, CA 90071

---------------

*     Less than one percent.

(1) Includes 5,159 options granted on December 31, 2001 and 5,000 options granted on January 3, 2000, all under Generex's 2001 Stock Option Plan (the "2001 Plan") and pursuant to a consulting agreement between Dr. Bernstein and Generex.

(2) Includes 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Gluskin, 100,000 shares issuable upon the exercise of an option granted under Generex's 1998 Stock Option Plan (the "1998 Plan"), 200,000 shares issuable upon the exercise of an option granted under Generex's 2000 Stock Option Plan (the "2000 Plan") and 350,000 options issuable upon the exercise of an option granted under Generex's 2001 Plan.

(3) Includes 50,000 shares issuable upon the exercise of an option granted under the 1998 Plan and 20,000 shares issuable upon the exercise of an option granted under the 2000 Plan. Also includes 50,000 shares issuable upon the exercise of options granted under the 2001 Plan (20,000 of which were granted during fiscal 2001 and 30,000 of which were granted after fiscal 2001).

(4) Includes 20,000 shares issuable upon the exercise of an option granted under the 2001 Plan.

(5) Includes 150,000 shares issuable upon the exercise of an option granted under the 1998 Plan and 150,000 shares issuable upon the exercise of an option granted under the 2000 Plan. Also includes 300,000 shares issuable upon the exercise of options granted under the 2001 Plan. Dr. Modi also owns all the outstanding shares of Generex's Special Voting Rights Preferred Stock. This stock is not convertible into Common Stock.

(6) Includes 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Rose Perri, 100,000 shares issuable upon the exercise of an option granted under the 1998 Plan, 150,000 shares issuable upon the exercise of an option granted under the 2000 Plan and 300,000 shares issuable upon the exercise of an option granted under the 2001 Plan. Also includes the shares and options that are owned by the estate of Mr. Mark Perri, of which Ms. Rose Perri is executor and beneficiary: 45,914 shares previously owned of record by Mr. Mark Perri; 1,100,000 shares owned of record by EBI, Inc. (of which Mr. Mark Perri was beneficial owner); 305,332 shares held of record by brokerage accounts and options for an aggregate of 450,000 shares. The options are exercisable for 90 days after Mr. Mark Perri's death on November 6, 2002. Also includes 341,496 shares owned of record by EBI, Inc., which Ms. Rose Perri may be deemed to beneficially own because of the power to vote the shares but which are beneficially owned by other stockholders because they are entitled to the economic benefits of the shares. Ms. Rose Perri is also deemed to beneficially own an additional 953,667 shares owned of record by GHI, Inc. by holding the right to vote such shares. These shares are also beneficially owned by Ms. Gluskin.

(7) Includes 20,000 shares issuable upon the exercise of an option granted under the 2000 Plan, and 50,000 shares issuable upon exercise of options granted under the 2001 Plan. Also includes 7,943 shares owned by a company of which Mr. Rosen is an officer and indirect 25% owner; Mr. Rosen may be deemed to beneficially own these shares because he shares voting power and investment power with respect to such shares.

(8) Includes 500,000 shares issuable upon the exercise of options granted under the 1998 Plan, 690,000 shares issuable upon the exercise of options granted under the 2000 Plan and 1,280,159 shares issuable under the 2001 Plan. Includes 1,441,496 shares owned of record by EBI, Inc. but beneficially owned or deemed to be beneficially owned by Ms. Rose Perri. Includes 1,907,334 shares owned of record by GHI, Inc. but beneficially owned by Ms. Gluskin or Ms. Rose Perri.

(9) Based solely on Schedule 13G filed with the SEC under the Exchange Act on February 6, 2003. The Schedule 13G was filed for Protius Overseas Limited; Cranshire Capital, L.P.; Downsview Capital, Inc.; JMJ Capital, Inc.; EURAM Cap Strat. "A" Fund Limited; and Mitchell P. Kopin as a group. The members of the group hold shared voting power and shared dispositive power with respect to these shares. Does not include any warrants exercisable for Common Stock that are held by any of the members of the group.

(10) All these shares were previously beneficially owned by Mr. Mark Perri but are now deemed to be beneficially owned by Ms. Rose Perri because she has the sole power to vote the shares. With respect to 1,100,000 of the shares owned of record by EBI, Inc., Ms. Rose Perri also has investment power and otherwise is entitled to the economic benefits of ownership.

(11) Ms. Gluskin and Ms. Rose Perri each own beneficially 953,667 of the shares owned of record by GHI, Inc. by reason of their ownership of investment power and other economic benefits associated with such shares. The shares beneficially owned by Ms. Gluskin also are deemed to be beneficially owned by Ms. Rose Perri because she has the sole power to vote the shares.

(12)  Includes warrants to purchase a total of 164,467 shares of Common Stock.

Certain Relationships and Related Transactions

   Generex acquired Generex Pharmaceuticals, Inc. in October 1997. Prior to Generex's acquisition of Generex Pharmaceuticals, it was a private Canadian corporation majority-owned and controlled by Mr. Mark Perri, Ms. Rose Perri and Ms. Gluskin. Unless otherwise indicated, the transactions described below occurred prior to the acquisition of Generex Pharmaceuticals or pursuant to contractual arrangements entered into prior to that time. Generex presently has a policy requiring approval by stockholders or by a majority of disinterested directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex.

   Real Estate Financing Transactions: In May 1997, EBI, Inc., a company controlled by Mr. Mark Perri, acquired shares of Common Stock of Generex Pharmaceuticals for $3 million (CAD) which, based on the exchange rate then in effect, represented approximately $2.1 million (US). Generex Pharmaceutical's use of those funds was restricted to acquiring an insulin research facility. Subsequently this restriction was eased to permit use of the funds to acquire properties used for manufacturing Generex's oral insulin product and other proprietary drug delivery products, and related testing, laboratory and administrative services. Under the terms of the investment, Generex Pharmaceuticals was required to lend these funds back to EBI until they were needed for the purposes specified. The entire amount was loaned back to EBI and was outstanding at July 31, 1997. During the period ended July 31, 1998, a total of $2,491,835 (CAD) was repaid by EBI. There were no repayments made in the years ended July 31, 2002, 2001 and 2000. The balance due from EBI at July 31, 2002, was $508,165 (CAD) (approximately $322,685 (US) based on the exchange rate then in effect). These funds are due on demand by Generex Pharmaceuticals, provided they are used for the purchase and/or construction or equipping of oral insulin manufacturing and testing facilities. The amounts repaid by EBI were used primarily to purchase and improve certain of the real estate and buildings owned by Generex Pharmaceuticals.

   Loans to Executive Officers: On May 3, 2001, Generex's three senior officers, who were also shareholders of Generex, were advanced $334,300 each, in exchange for promissory notes. These notes bore interest at 8.5 percent per annum and were payable in full on May 1, 2002. These notes were guaranteed by a related company owned by these officers and secured by a pledge of 2,500,000 shares of Generex's Common Stock owned by this related company. On June 3, 2002, Generex's Board of Directors extended the maturity date of the loans to October 1, 2002. The other terms and conditions of the loans and guaranty remained unchanged and in full force and effect. As of July 31, 2002, the balance outstanding on these notes, including accrued interest, was $1,114,084. Subsequent to July 31, 2002, pursuant to a decision made as of August 30, 2002, these loans were satisfied by application of pledged stock, at a value of $1.90 per share, which represented the lowest closing price during the sixty days prior to August 30, 2002.

   Brokerage Payment: On August 7, 2002, Generex Pharmaceuticals purchased real estate with an aggregate purchase price of approximately $1,525,000, from an unaffiliated party. In connection with that transaction, Angara Enterprises, Inc., a licensed real estate broker that is an affiliate of Ms. Gluskin, received a commission from the proceeds of the sale to the seller, in the amount of 3% of the purchase price, or $45,714. Management believes that this is less than the aggregate commission which would have been payable if an unaffiliated broker had been used.

   Joint Venture with Elan: In January 2001, Generex established a joint venture with Elan International Services, Ltd. ("EIS") and Elan Corporation, plc ("Elan"). Pursuant to the Securities Purchase Agreement dated January 16, 2001, between Generex, Elan and EIS, EIS has the right to nominate one director to Generex's Board of Directors for so long as EIS or its affiliates own at least 1.0% of the issued and outstanding shares of Common Stock. Dr. Ivan Lieberburg, previously a board member of Generex, was the nominee of EIS thereunder. Dr. Lieberburg resigned effective August 1, 2002. EIS has not informed Generex of its nominee to replace Dr. Lieberburg or whether it intends to replace Dr. Lieberburg.

   In connection with the transaction, EIS purchased 344,116 shares of Common Stock for $5,000,000 and was issued a warrant to acquire 75,000 shares of Common Stock at $25.15 per share. If the joint venture achieves certain milestones, Generex may require EIS to purchase an additional $1,000,000 of Common Stock at a 30% premium to the then prevailing fair market value of shares of Common Stock. EIS also purchased 1,000 shares of a new series of Generex preferred stock, designated as Series A Preferred Stock, for $12,015,000. The proceeds from the sale of the Series A Preferred Stock were applied by Generex to subscribe for an 80.1% equity ownership interest in Generex (Bermuda) Ltd. EIS paid in capital of $2,985,000 to subscribe for a 19.9% equity interest in Generex (Bermuda) Ltd. While Generex initially owns 80.1% of the joint venture entity, EIS has the right, subject to certain conditions, to increase its ownership up to 50% by exchanging the Series A Preferred Stock for 30.1% of Generex's interest in the joint venture entity. Alternatively, the Series A Preferred Stock may be converted, under certain conditions, into shares of Generex's Common Stock. Including dividends on the Series A Preferred Stock, there are 1,123 shares of Series A Preferred Stock outstanding. The shares of Common Stock and shares of Series A Preferred Stock presently are held of record by an affiliate of EIS.

                               OTHER INFORMATION
Annual Report

   Generex has enclosed its Annual Report for the year ended July 31, 2002, with this proxy statement, which includes Generex's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended July 31, 2002, without exhibits. Stockholders are referred to the report for financial and other information about Generex, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the Next Annual Meeting

   Any proposals of stockholders intended to be presented at the annual meeting of stockholders for the fiscal year ending July 31, 2003, must be received by Generex at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, no later than September 1, 2003 in order to be included in the proxy materials and form of proxy relating to such meeting. It is suggested that stockholders submit any proposals by an internationally recognized overnight delivery service to the Secretary of Generex. Such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for such meeting. The annual meeting for the fiscal year ending July 31, 2003 is scheduled to take place in March 2003.

   For business to be properly brought before the annual meeting by a stockholder in a form other than a stockholder proposal, any stockholder who wishes to bring such business before the annual meeting of stockholders must give notice of such business in writing to the Secretary of Generex not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Secretary of Generex not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature of the business, as required by Generex's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of Generex.

   If there should be any change in the foregoing submission deadlines, Generex intends to publicly disseminate information concerning the change.

Director Nominees

   Any stockholder entitled to vote for the election of directors may nominate a person for election to the Board of Directors at the annual meeting. Any stockholder wishing to do so must submit a notice of such nomination in writing to the Secretary of Generex at Generex's principal offices not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of nomination by a stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of nomination must provide information about both the nominee and the nominating stockholder, as required by Generex's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of Generex.

Other Matters

   The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

   All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by Generex. In addition to the use of the mails, certain directors, officers and regular employees of Generex may solicit proxies personally, or by mail, telephone or otherwise, but such persons will not be compensated for such services. Arrangements will be made with brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting materials to each beneficial owner of stock held of record by them, and Generex will reimburse them for their expenses in doing so.

                                  By order of the Board of Directors,


                                  /s/ Rose C. Perri
                                  -----------------
                                  Rose C. Perri
                                  Secretary

February 24, 2003

                                   EXHIBIT A


                       GENEREX BIOTECHNOLOGY CORPORATION
                            AUDIT COMMITTEE CHARTER

   The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Generex Biotechnology Corporation (the "Company") to assist the Board in monitoring (1) the integrity of Generex's financial statements and reports and (2) the independence and performance of Generex's auditors.
The Committee shall be responsible for the appointment, compensation and oversight of the work of any independent auditors employed by Generex for the purpose of preparing or issuing an audit report or related work. The independent auditor so employed shall report directly to the Committee.

   The Committee shall have the authority to retain special legal, accounting or other consultants or advisors to advise it. The Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel, auditor or other consultant or advisor to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee. The Company shall provide sufficient funds to the Committee for the retention, use or employment of any legal, accounting or other consultant or advisor by the Committee that is necessary for the Committee to carry out its duties under this Charter.

   The Committee shall:

      1. Review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to the Board for approval.

      2. Review the Company's annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices and the adequacy of internal controls.

      3. Review with management and the Company's independent auditor any significant financial reporting issues and judgments observed by or brought to the attention of the Committee relative to the preparation of the Company's financial statements.

      4. Review the Company's quarterly financial statements prior to the filing of its Form 10-Q.

      5. Review any proposed major changes to the Company's auditing and accounting principles prior to their adoption.

      6. Receive periodic reports from the Company's independent auditor regarding the auditor's independence, discuss such reports with the auditor, and recommend any board action deemed necessary and appropriate by the Committee to assure the independence of the auditor.

      7. Discuss with the independent auditor the matters required to be discussed with the Committee by the independent auditor under Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company's financial statements.

      8. Review with the Company's independent auditor any problems or difficulties the auditor may have encountered, as well as any management letter provided by the auditor and the Company's response to that letter.

      9. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     10. Review with the Company's attorneys such legal matters as the Committee determines may have a material impact on the Company's financial statements.

     11. Evaluate together with the Board the performance of the Company's independent auditor.

     12. Review the appointment and any replacements of the Company's principal accounting officer.

     13. Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

   Each member of the Committee shall be independent and shall have the ability to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement, or become able to do so within a reasonable period of time after appointment to the Committee. For purposes of this Charter, to be considered "independent" a Committee member:

     (1) must meet the definition of "independent" as defined in the Nasdaq National Market listing standards and any U.S. Securities and Exchange Commission regulation applicable to the Company; and

     (2)  may not, other than in his or her capacity as a member of the
          Committee: (i) accept any consulting, advisory or other compensatory fee from the issuer, or (ii) be an affiliated person of the issuer or any subsidiary thereof.

Committee members shall be members of the Board of the Company and shall be nominated and elected by the full Board annually. The full Board shall promptly fill vacancies that may occur on the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, or comparable experience or background (including, for example, being or having been a chief executive officer, chief financial officer or other senior corporate officer with financial oversight responsibilities) which results in such member having financial sophistication. The qualifications of Committee members shall be determined by the full Board.

   Meetings of the Committee may be called from time to time by the Chairman or any two members of the Committee upon not less than seventy-two (72) hours prior notice (which may but need not state the business intended to be conducted at the meeting), provided that a meeting may be held without such notice if all members are present or, if absent, waive notice of the meeting.
A majority of the members of the Committee shall constitute a quorum for the purpose of taking any action upon any matter that may come before it, and the Committee may take any action which it is authorized to take as a committee without the necessity of a meeting if all members of the Committee consent in writing in accordance with Section 141(f) of the Delaware General Corporation Law. The Chair of the Committee shall promulgate such other rules or procedures as he or she deems necessary or appropriate for the proper and efficient conduct of the business of the Committee.

   While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statement are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure the Company's compliance with laws and regulations relating to financial disclosure or any other area.

                        GENEREX BIOTECHNOLOGY CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 March 19, 2003


         The undersigned stockholder of Generex Biotechnology Corporation (the "Company") hereby appoints Anna E. Gluskin and Rose C. Perri, and each of them with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of Generex held of record by the undersigned on February 19, 2003, at the annual meeting of stockholders of Generex to be held on Wednesday, March 19, 2003 (the "Annual Meeting") at 10:00 a.m. at St. Lawrence Hall, 157 King Street East, Toronto, Ontario, and any adjournments or postponements thereof.


   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED.
    IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.


          THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL
             MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.


Item 1. To elect as directors, to hold office until the next meeting of stockholders and until their successors are elected, the seven (7) nominees listed below:

NOMINEES:         Gerald Bernstein, M.D.               Anna E. Gluskin
                  Michael Hawke, M.D.                  Peter Levitch
                  Pankaj Modi, Ph.D.                   J. Michael Rosen
                  Rose C. Perri



  / / FOR ALL NOMINEES     / / WITHHOLD ALL NOMINEES    / / ___________________
                                                            For  all nominees
                                                            except as noted
                                                            above

Item 2. To ratify the appointment of Deloitte & Touche LLP as Generex's independent public accountants for the fiscal year ending July 31, 2003.


       / / FOR              / / AGAINST           / / ABSTAIN


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.


                                           ------------------------------------
                                           Signature:


                                           ------------------------------------
                                           Signature:


                                           ------------------------------------
                                           Date:

                                           ------------------------------------
                                           PLEASE MARK, SIGN AND DATE THIS PROXY
                                           AND RETURN IT PROMPTLY WHETHER YOU
                                           PLAN TO ATTEND THE MEETING OR NOT. IF
                                           YOU DO ATTEND, YOU MAY VOTE IN PERSON
                                           IF YOU DESIRE.